UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                 Form 8-K


                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


      Date of Report (Date of Earliest Event Reported) April 7, 2003


                      Commission File Number 0-50009



                   PACIFIC HEALTH CARE ORGANIZATION, INC.
                 ------------------------------------------
          (Exact Name of Registrant as Specified in its Charter)


     UTAH                                                   87-0285238
(State or other jurisdiction of                         (I.R.S. Employer
 incorporation or organization)                      Identification Number)


51 Harbor Ridge Drive, Newport Beach, CA                            92260
(Address of principal executive offices)                         (Zip Code)


                               (949) 721-8272
              (Registrant's Executive Office Telephone Number)

ITEM 1.   RESIGNATION OF REGISTRANT'S DIRECTORS

     On April 7, 2003 the Company received a letter dated April 3, 2003 from Peter G. Alexakis, M.D., declaring his resignation from the Company's board of directors. Dr. Alexakis requested that his letter be disclosed in this 8-K Current Report. According to his letter it appears the primary reason for the resignation was an act of protest against a stock issuance that was effected by majority director action that Dr. Alexakis voted against. Other disagreements such as a decision to increase the number of directors on the Company's board and the failure of Dr. Alexakis being asked to review and sign the final draft of the Company's amended Form 10-SB, recently submitted to the SEC, were also cited as reasons for his resignation.

     Pursuant to Dr. Alexakis' resignation, the Company currently has two directors and one vacancy on its board of directors. This vacancy will be filled in accordance with the laws of the State of Utah.


ITEM 7.  FINANCIAL STATEMENTS , PRO FORMA FINANCIAL INFORMATION
         AND EXHIBITS

     (a)  Financial Statements.

          None.

     (b)       Pro Forma Information.

          None.

     (c) Exhibits. The following exhibits are included as part of this report:

    Exhibit   SEC
    Number    Ref.           Title of Document             Location

    17        17.01          Letter of Resignation              Attached










                                SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                        PACIFIC HEALTH CARE ORGANIZATION, INC.



Date: April 16, 2003                    By /s/ Tom Kubota
                                       __________________________________
                                         Tom Kubota, President



Date: April 16, 2003                   By: /s/ Rudy La Russo
                                       __________________________________
                                        Rudy La Russo, Secretary